UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008
NATIONAL RETAIL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue
Suite 900
Orlando, Florida	32801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 265-7348
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of National Retail Properties, Inc. (the “Company”) approved new employment agreements between the Company and its five executive officers, Craig Macnab, its Chief Executive Officer, Julian E. Whitehurst, its President and Chief Operating Officer, Kevin B. Habicht, its Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer, Christopher P. Tessitore, its Executive Vice President, General Counsel and Secretary and Paul E. Bayer, its Executive Vice President. Each employment agreement is effective as of December 1, 2008 and replaces the prior employment agreement of Messrs. Macnab, Whitehurst, Habicht, Tessitore and Bayer, dated May 16, 2006, August 17, 2006, August 17, 2006, January 2, 2007 and January 2, 2007, respectively. With the exception of the updated base salary amounts, the new employment agreements are substantially the same as the existing employment agreements. The employment agreement for Messrs. Macnab, Whitehurst, Habicht, Tessitore and Bayer is effective until May 16, 2011, August 17, 2011, August 17, 2011, January 2, 2011 and January 2, 2011, respectively, and each is subject to automatic successive two-year renewals unless a party notifies the other party, in writing, of non-renewal at least 180 days before expiration of the respective term. The initial annual base salary for each executive officer is as follows: (i) $525,000 for Mr. Macnab; (ii) $340,000 for Mr. Whitehurst; (iii) $315,000 for Mr. Habicht; (iv) $215,000 for Mr. Tessitore; and (v) $215,000 for Mr. Bayer. Each employment agreement provides that the initial salary may be increased by the Committee as it deems advisable. Each employment agreement also provides for participation in any bonus and equity incentive plans developed by the Company, benefits generally available to senior executives of the Company and other benefits, such as monthly car allowance, long-term disability coverage and life insurance benefits.
     Each employment agreement contains severance provisions that call for certain payments to the executive officer in the event that they are terminated without “cause,” they resign for “good reason” or if the employment agreement naturally terminates at the end of its term because the Company elects not to renew.
     In addition to the foregoing payments, each executive officer will be entitled to gross-up payments to the extent such payments result in the imposition of excise tax, interest or penalties.
     Each employment agreement contains non-competition and non-solicitation provisions applicable during the term and for one year after the termination of an executive officer’s employment (other than in the event of a “change in control” and subsequent termination by the Company without “cause,” or by the executive officer for “good reason,” or a termination due to non-renewal the first time the agreement is up for renewal on or after a “change in control,” as the case may be).
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Craig Macnab

10.2	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Julian E. Whitehurst

10.3	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Kevin B. Habicht

10.4	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Christopher P. Tessitore

10.5	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Paul E. Bayer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht

Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer
Dated: December 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Craig Macnab

10.2	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Julian E. Whitehurst

10.3	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Kevin B. Habicht

10.4	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Christopher P. Tessitore

10.5	Employment Agreement, dated as of December 1, 2008, by and between National Retail Properties, Inc. and Paul E. Bayer